Exhibit 99.1

Performant Financial Corporation Provides Fourth Quarter 2014 Guidance

LIVERMORE, Calif., Jan. 28, 2015 — Performant Financial Corporation (“Performant”) (Nasdaq:PFMT), a leading provider of technology-enabled recovery and related analytics services, today announced preliminary guidance for its financial results in the fourth quarter of 2014.

Revenues are expected to be between $38.0 million and $41.0 million, with the midpoint of the range representing substantially the same level of revenues as for the three-month period ended September 30, 2014. Performant expects its student lending revenues to be greater than the $28.1 million of revenues in the three months ended September 30, 2014, due primarily to the recognition of rehabilitation revenues during the three months ended December 31, 2014 that were delayed from the prior quarter due to new documentation requirements for student loan rehabilitation imposed in the third quarter by Performant’s guaranty agency clients. Performant expects its healthcare revenues to be significantly lower than the $5.2 million of revenues recognized in the three months ended September 30, 2014, primarily due to RAC contract transition procedures adopted by CMS that halted all of its audit and recovery activities from June 1 until late August, 2014.  Performant was permitted to re-start audit activities in late August when the RAC contract was extended through year end, though substantially all of the revenues from those activities will not be recognizable until 2015.

Net loss is estimated to be between $2.1 million and $1.5 million, compared to a net loss of $0.5 million during the three months ended September 30, 2014. This expected increase in net loss is primarily due to increases in salary and benefits expenses and other operating expenses during the fourth quarter relating to a new state tax recovery services engagement during the fourth quarter and the re-start of audit and recovery services under its RAC contract. Performant did not recognize significant revenues from the new state tax recovery services engagement or the extended RAC contract during the three months ended December 31, 2014, as operating expenses related to these activities predated related revenues.

Adjusted EBITDA is expected to be between $4.0 million and $5.5 million, representing a sequential quarterly decrease of approximately 17% at the midpoint of the range. This reduction in adjusted EBITDA is primarily due to the increase in salary and benefits expenses and other operating expenses relating to the new state tax recovery services engagement and the re-start of audit and recovery services under its RAC contract, neither of which resulted in significant revenues being recognized by Performant during the fourth quarter.

Adjusted net income (loss) is estimated to be between $(0.4) million and $0.9 million, representing a sequential quarterly decrease of approximately 66% at the midpoint of the range. This decrease in adjusted net income during the quarter is attributable to the same factors affecting net income described above.

Fourth Quarter Earnings Release Date and Teleconference

Performant also announced that it will release its fourth quarter 2014 and year end 2014 results after the market close on February 26, 2015. Performant will also hold a conference call to discuss results at 5:00 pm (Eastern Time) that day. The conference call can be accessed by dialing 1-877-705-6003 (domestic) or 1-201-493-6725 (international). A telephonic replay will be available approximately one hour after the call and can be accessed by dialing 1-877-870-5176, or for international callers, 1-858-384-5517. The passcode for both the live call and the replay is 13600250. The telephonic replay will be available until 11:59 pm (Eastern Time) on March 5, 2015, and an audio webcast will be available for up to one year on Performant’s investor relations website.

Interested investors and other parties may also listen to a simultaneous webcast of the live conference call by logging onto the Investor Relations section of Performant’s website at investors.performantcorp.com. The on-line replay will be available on the website immediately following the call.

About Performant Financial Corporation

Performant Financial Corporation is a leading provider of technology-enabled recovery and related analytics services. Performant’s services help identify and recover delinquent or defaulted assets and improper payments for various government, healthcare and financial services markets in the United States. Performant was founded in 1976 and is headquartered in Livermore, California.

Note Regarding Use of Non-GAAP Financial Measures

In this press release, to supplement Performant’s consolidated financial statements, Performant presents the following non-GAAP measures: adjusted EBITDA and adjusted net income. These measures are not in accordance with generally accepted accounting principles (GAAP) and accordingly reconciliations of adjusted EBITDA and adjusted net income to net (loss) determined in accordance with GAAP are included in the “Reconciliation of Non-GAAP Results” table at the end of this press release. Performant has included adjusted EBITDA and adjusted net income (loss) in this press release because they are key measures used by its management and board of directors to understand and evaluate its core operating performance and trends and to prepare and approve Performant’s annual budget. Accordingly, Performant believes that adjusted EBITDA and adjusted net income (loss) provide useful information to investors and analysts in understanding and evaluating its operating results in the same manner as its management and board of directors. Performant’s use of adjusted EBITDA and adjusted net income (loss) has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of Performant’s results as reported under GAAP. In particular, many of the adjustments to Performant’s GAAP financial measures reflect the exclusion of items, specifically interest, tax and depreciation and amortization expenses, equity-based compensation expense and certain other non-operating expenses, that are recurring and will be reflected in Performant’s financial results for the foreseeable future. In addition, these measures may be calculated differently from similarly titled non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Performant’s expected fourth quarter 2014 financial results. These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change and actual results may differ materially from the forward-looking statements. The preliminary financial results for Performant’s fourth quarter 2014 are subject to the completion of its financial closing procedures and any adjustments arising from the audit of its 2014 consolidated financial statements.  Additional factors that could cause actual results to differ materially include, but are not limited to, that Performant’s agreements with CMS and the Department of Education, two of its largest customers, are currently subject to rebidding processes, that transition rules have significantly limited Performant’s activity under the existing RAC contract, the high level of revenue concentration among Performant’s five largest customers, that many of Performant’s customer contracts are subject to periodic renewal, are not exclusive and do not provide for committed business volumes, that Performant faces significant competition in all of its markets, that the U.S. federal government accounts for a significant portion of Performant’s revenues, that future legislative and regulatory changes may have significant effects on Performant’s business, failure of Performant’s or third parties’ operating systems and technology infrastructure could disrupt the operation of Performant’s business and the threat of breach of Performant’s security measures or failure or unauthorized access to confidential data that Performant possesses.. More information on potential factors that could affect Performant’s financial condition and operating results is included from time to time in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of its annual report on Form 10-K for the year ended December 31, 2013, its quarterly report on Form 10-Q for the three months ended September 30, 2014 and other documents and reports subsequently filed by Performant with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this press release and Performant does not undertake to update any forward-looking statements to conform these statements to actual results or revised expectations.

Reconciliation of Estimated Non-GAAP Results to Estimated GAAP Results

	Three Months Ended
	September 30, 2014	December 31, 2014
	(in thousands)
Reconciliation of Adjusted EBITDA:
Net income (loss)	$(479)	$(2,100) to (1,500)
Provision for income taxes	(175)	(1,600) to (1,200)
Interest expenses	2,456	2,100
Depreciation and amortization	3,067	3,600
PHX acquisition expense(1)	—	900 to 1,400
Stock-based compensation	839	1,100
Adjusted EBITDA	$5,708	$4,000 to 5,500

Reconciliation of Adjusted Net Income:
Net income (loss)	$(479)	$(2,100) to (1,500)
Stock-based compensation	839	1,100
Amortization of intangibles(2)	933	700 to 1,100
Deferred financing amortization costs	264	200 to 400
PHX acquisition expense(1)	—	900 to 1,400
Tax adjustments(3)	(814)	(1,200) to (1,600)
Adjusted Net Income	$743	$(400) to 900

(1)                     Represents costs associated with the anticipated acquisition of Premier Healthcare Exchange, Inc. announced separately today.

(2)                     Represents amortization of capitalized expenses related to the acquisition of Performant by an affiliate of Parthenon Capital Partners in 2004, and also an acquisition in the first quarter of 2012 to enhance Performant’s analytics capabilities.

(3)                     Represents tax adjustments assuming a marginal tax rate of 40%.

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CONTACT:	Richard Zubek
Investor Relations
925-960-4988
investors@performantcorp.com